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Exhibit 10.2

EQUIPMENT PURCHASE AGREEMENT

    THIS EQUIPMENT PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 19th day of November, 1999 by and between ELECTRONIC PROCESSING,  INC., a Missouri corporation ("Buyer") and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Seller").

WITNESSETH:

    WHEREAS, Buyer desires to purchase certain computer hardware and related equipment from Seller, and Seller desires to sell such computer hardware and equipment to Buyer;

    NOW, THEREFORE, the parties agree as follows:

1.  PURCHASE AND SALE OF EQUIPMENT

    1.1.  Sale and Purchase.  Subject to the terms and conditions of this Agreement, Seller will sell, convey, transfer and deliver to Buyer, free and clear of all pledges, liens, security interests, charges, or other encumbrances, at the purchase price provided for herein, the computer hardware and related equipment set forth on Exhibit A attached hereto (the "Equipment").

    1.2.  Purchase Price.  Subject to the terms of this Agreement and in reliance on the representations and warranties set forth herein, Buyer shall purchase the Equipment at Closing (as defined herein) and in full consideration therefor, will pay to Seller the sum of Five Hundred Thousand and 00/100ths Dollars ($500,000.00), which shall be payable in full at Closing in immediately available funds.

    1.3.  Location of Equipment.  The parties agree that the Equipment is located in the offices of various Chapter 7 bankruptcy trustees and that such locations shall be noted next to the description of the Equipment on Exhibit A.

    1.4.  No Assumption of Liabilities or Costs.  Buyer shall not assume or be liable for any costs, expenses or liabilities of Seller which arise as a result of this sale; provided, however, that Buyer does agree to assume the payment of any sales tax resulting from such sale.

2.  REPRESENTATIONS AND WARRANTIES OF SELLER

    Seller hereby makes the following representations and warranties, each of which is true and correct on the date hereof.

    2.1.  Corporate Existence and Qualification.  Seller is a national association duly organized, validly existing and in good standing under the laws of the United States.

    2.2.  Title to the Equipment.  Seller has good and marketable title to the Equipment, and the Equipment is not subject to any pledges, liens, security interests, charges or other encumbrances.

    2.3.  Condition of the Equipment.  Seller expressly represents and warrants that the Equipment is (a) to the best of Seller's knowledge, without inquiry, in good operating condition and repair, and (b) except as set forth in subsection (a), the Equipment is sold "AS-IS", AND SELLER MAKES NO WARRANTY OF ANY KIND INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSES. Buyer will be given the opportunity to inspect and operate the Equipment prior to Closing and will accept the same in its present condition and subject to the foregoing.

    2.4.  No Breach of Statute, Decree, Order or Contract.  Seller is not in default under or in violation of, any applicable statute, law, ordinance, decree, order, rule, or regulation of any governmental body, or the provisions of any franchise or license, or in default under, or in violation of, any provision of Seller's articles of incorporation, by-laws, any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement by which Seller is bound which default or violation may result in a material adverse effect on the transactions contemplated herein. The consummation of this Agreement and the transactions contemplated herein will not constitute or result in any such default, breach or violation, and no governmental permits or consents are necessary to effect the transactions contemplated herein.

    2.5.  Approval of Agreement.  Seller has full power and authority to enter into this Agreement and to perform its obligations hereunder, and no other or further consent, approval or action, corporate or otherwise, is required to be taken or obtained by Seller in order to perform all its obligations, and to effect the transactions pursuant to, and in the manner contemplated by, this Agreement.

    2.6.  Seller's Representations and Deliveries.  Neither the representations and warranties contained herein, nor the information nor statements contained in any statement, or document furnished to Buyer by Seller contains, or shall contain, any untrue statement of a material fact or omits, or shall omit, to state any material fact necessary in order to make the statements made therein not misleading.

3.  REPRESENTATIONS AND WARRANTIES OF BUYER

    Buyer hereby makes the following representations and warranties, each of which is true and correct on the date hereof.

    3.1.  Corporate Existence and Qualification.  Buyer is a corporation duly organized and validly existing under the laws of the State of Missouri and has full power and authority to own its properties and to carry on its business as it is now being conducted.

    3.2.  Approval of Agreement.  Buyer has full power and authority to enter into this Agreement and to perform its obligations hereunder, and no other or further consent, approval or action, corporate or otherwise, is required to be taken or obtained by Buyer in order to perform all its obligations and to effect the transactions pursuant to, and in the manner contemplated by, this Agreement.

4.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

    All obligations of Buyer under this Agreement are subject to the fulfillment of each of the following conditions on or before Closing, subject, however, to the right of Buyer to waive any one or more of such conditions:

    4.1.  Asset Purchase Agreement.  Buyer shall have entered into an Asset Purchase Agreement with DCI Chapter 7 Solutions, Inc., a California corporation ("DCI"), in the form attached hereto as Exhibit B (the "DCI Agreement") relating to the purchase by Buyer of certain tangible and intangible assets used by DCI in conducting its Chapter 7 bankruptcy case management software business.

    4.2.  Deposit Purchase Agreement.  Seller shall have entered into a Deposit Purchase Agreement with Bank of America, N.A. ("Bank of America") in the form attached hereto as Exhibit C (the "Deposit Purchase Agreement") relating to the purchase by Bank of America of the deposits held by Seller of which customers of DCI are the depositors.

5.  CLOSING

    5.1.  Time and Place.  The closing under this Agreement for the sale and purchase of the Equipment shall take on or before the 30th day of November, 1999 at the law offices of Seigfreid, Bingham, Levy, Selzer & Gee, P.C. in Kansas City, Missouri (the "Closing"), unless otherwise agreed to in writing by the parties.

      (a) Seller shall deliver to Buyer:

         (i) A Bill of Sale and Assignment for the Equipment, a copy of which is attached hereto as Exhibit D and incorporated herein by this reference, which shall be effective to vest in Buyer good and marketable title to the Equipment to be sold as provided in this Agreement, free and clear of all pledges, liens, security interests, charges and other encumbrances; and

        (ii) Any such other documentation as Buyer's counsel may reasonably request.

      (b) Buyer shall deliver to Seller:

         (i) The payment of the purchase price called for by Section 1.2 hereof, by certified or cashier's check or wire transfer; and

        (ii) Any such other documentation as Seller's counsel may reasonably request.

    6.  MISCELLANEOUS

    6.1.  Further Assurances.  Each party hereto shall execute such further instruments and documents as counsel for the other party may reasonably require to carry out effectively the transactions contemplated hereby and to evidence the fulfillment of the agreements contained herein and the performance of all conditions to the consummation of such transactions.

    6.2.  Survival of Representations and Warranties.  The representations, warranties and agreements of the parties set forth herein shall survive the closing. Every representation, warranty and agreement of Seller and Buyer shall remain in effect regardless of any investigation made by either of the parties.

    6.3.  Entire Agreement; Construction; Counterparts.  This Agreement and the attached h Exhibits constitute the entire agreement of the parties and may not be changed, terminated or discharged orally. The headings appearing in this Agreement have been inserted solely for the convenience of the parties and shall be of no force or effect in the construction of the provisions of this Agreement. This Agreement may be executed in several counterparts, and each executed counterpart shall be considered an original of this Agreement.

    6.4.  Notices.  Notices hereunder shall be effective if hand-delivered, deposited in the United States mail, postage prepaid, registered or certified, return receipt requested, or sent by facsimile, receipt confirmed, addressed as follows:

To Buyer:	Electronic Processing, Inc. 501 Kansas Ave. Kansas City, Kansas 66105 Attention: Christopher E. Olofson, President and Chief Operating Officer
Facsimile No.: 913-621-7281
With a copy to:	Seigfreid, Bingham, Levy, Selzer & Gee 2800 Commerce Tower 911 Main Kansas City, Missouri 64105 Attention: Robert C. Levy, Esq. Facsimile No.: 816-474-3447
To Seller:	Union Bank of California, N.A. 445 S. Figueroa Street, 13th Floor Los Angeles, California 90071 Attention: Jerry P. DeLange Executive Vice President
Facsimile No.: 213-236-7025
With a copy to:	Kenneth J. Krown Union Bank of California, N.A. 445 S. Figueroa Street, 8th Floor Los Angeles, California 90071 Facsimile No. 213-627-1819

    Either party may change the address to which notices are to be addressed by giving the other party notice in the manner herein set forth.

    6.5.  Seller's Indemnification.  Seller agrees to indemnify, defend and hold harmless Buyer from and against any losses, damages, costs and expenses (including reasonable attorneys' fees) which may be suffered or incurred by Buyer arising from or by reason of the inaccuracy or misleading nature of any statement, representation or warranty of Seller made herein, including untrue statements of material facts or omissions to state material facts necessary to make the statements not misleading, or any breach of this Agreement.

    6.6.  Buyer's Indemnification.  Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against any losses, damages, costs and expenses (including reasonable attorneys' fees) which may be suffered or incurred by Seller arising from or by reason of the inaccuracy or misleading nature of any statement, representation or warranty of Buyer made herein, including untrue statements of material facts or omissions to state material facts necessary to make the statements not misleading, or any breach of this Agreement.

    6.7.  Expenses.  Except as otherwise set forth herein, Seller and Buyer will each pay its own respective expenses incident to the preparation of this Agreement and conclusion of all matters contemplated hereunder, and each will pay its own respective expenses and fees incurred in the preparation and delivery of all documents required to be delivered for or on behalf of it hereunder, whether or not the transactions contemplated by this Agreement are concluded.

    6.8.  Arbitration.  In the event the parties cannot resolve any dispute or claim by mutual negotiation or mediation, then such dispute or claim shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. It is expressly understood and agreed by the parties that the arbitrator shall have the authority to grant any remedy or relief that the arbitrator deems just and equitable including remedies or relief at law or in equity. The selection of the arbitrator shall be made in accordance with such Commercial Arbitration Rules and such arbitration proceedings shall be assigned to and administered by the San Francisco, California office of the American Arbitration Association and held in San Francisco, California. Each party shall bear its own costs, including without limitation, attorneys' fees, arbitrators' fees, witness fees, filing fees, and other expenses relating to arbitration.

    6.9.  Binding.  This Agreement will be binding upon and inure to the respective benefit of the parties hereto, and their respective successors and assigns. Seller shall not be permitted to assign its rights and obligations under this Agreement without the prior written consent of Buyer.

    IN WITNESS WHEREOF, Seller and Buyer have executed this Equipment Purchase Agreement as of the day and year first set forth above.

"Buyer"	"Seller"
ELECTRONIC PROCESSING, INC.	UNION BANK OF CALIFORNIA, N.A.
By: /s/ Christopher E. Olofson	By: /s/ Jerry DeLange
Christopher E. Olofson,	Title: Executive Vice President
President and Chief Operating Officer

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EQUIPMENT PURCHASE AGREEMENT